UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 29, 2015

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 29, 2015, Vista Gold Corp. (“Vista”) and RPG Structured Finance S.Á. R.L. (the “Purchaser”, and together with Vista, the “Parties”) entered into a  third amending agreement (“Third Amending Agreement”) to its previously announced debt transfer agreement made as of October 16, 2013 (the “Original Agreement”) which, among other things, provides for the acquisition by the Purchaser of the non-interest bearing indebtedness of Desarrollos Zapal, S.A. de C.V. to Vista in the amount of US$20,090,528.43;

On January 30, 2014, Vista and the Purchaser entered into an amending agreement (the “First Amending Agreement”), pursuant to which (i) the Subsequent Payment Date (as defined in the Original Agreement) was extended from January 30, 2014 to July 31, 2014 and (ii) the consideration to be paid was increased by US$250,000 as consideration for the extension (the “First Extension Consideration”).

On July 25, 2014, Vista and the Purchaser entered into a second amending agreement (the “Second Amending Agreement”, together with the Original Agreement and the First Amending Agreement, the “Agreement”) pursuant to which the Parties agreed that (i) the Subsequent Payment Date was extended from July 31, 2014 to January 30, 2015 and (ii) the payment of the First Extension Consideration and the additional consideration of US$250,000 for entering into the Second Amending Agreement was paid contemporaneously with the execution of the Second Amending Agreement.

Pursuant to the Third Amending Agreement, the parties have agreed to amend the Agreement to (i) reduce the Subsequent Payment Amount (as defined in the Agreement) from US$6,000,000 to US$3,000,000, (ii) remove the Purchaser’s termination right in Section 5.1(a) of the Agreement and (iii) update the wire instructions for sending funds.

The Agreement was amended as follows:

Recital B of the Agreement is amended so that the reference to

“US$13 million” is deleted and “US$10 million” is substituted in its place; and

“US$6 million” is deleted and “US$3 million” is substituted in its place.

The definition of “Purchase Price” in Section 1.1 of the Agreement is amended so that the reference to “US$12,985,000” is deleted and “US$9,985,000” is substituted in its place.

The definition of “Subsequent Payment Amount” in Section 1.1 of the Agreement is amended so that the reference to “US$6,000,000” is deleted and “US$3,000,000” is substituted in its place.

Section 5.1 of the Agreement is amended so that the reference to “: (a) the termination of this Agreement by the Purchaser in writing in its sole discretion on or prior to January 30, 2015; or (b)”, such that Section 5.1, as amended, reads as follows:

“This Agreement shall terminate and be of no further force or effect upon the mutual agreement of the Parties.”

Schedule “A” of the Agreement is amended to change the Account Number.

No other provisions of the Agreement were amended. This summary of the material terms of the Third Amending Agreement are qualified in their entirety by the Third Amending Agreement attached hereto as Exhibit 10.1.

 Item 7.01  Regulation FD

On January 30, 2015, the Registrant issued a press release announcing that it has agreed to amend the payment terms of its sale of the Los Cardones gold project in Baja California Sur, Mexico and will receive a US$3.0 million cash payment as full and final payment for the project.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit No.Description

10.1Amending Agreement

99.1Press Release dated January 30, 2015*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: February 2, 2015	By: /s/John F. Engele John F. Engele Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description

10.1Amending Agreement

99.1Press Release dated January 30, 2015*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.